     As filed with the Securities and Exchange Commission on November 27, 1998


                                                       Registration No. 33-85016
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         POST-EFFECTIVE AMENDMENT NO. 9
                              --------------------


                     FIRST SUNAMERICA LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

New York                     6311                         06-0992729
(State or other              (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial Classification)   Identification No.)
incorporation or Number
organization)

                           733 Third Avenue, 4th Floor
                            New York, New York 10017
                                 (212) 551-5440
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                            Susan L. Harris, Esquire
                     First SunAmerica Life Insurance Company
                               c/o SunAmerica Inc.
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                           (310) 772-6000
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)
                              ---------------------

        Appropriate date of commencement of proposed sale to the public:
    As soon as practicable after effectiveness of the Registration Statement if any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                              CROSS REFERENCE SHEET

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                        Cross Reference Sheet Pursuant to

                           Regulation S-K, Item 501(b)


Form S-1 Item Number and Caption                  Heading in Prospectus
--------------------------------                  ---------------------

1.     Forepart of the Registration
       Statement and Outside Front
       Cover Page of Prospectus...............   Outside Front Cover Page

2.     Inside Front and Outside Back
       Cover Pages of Prospectus..............   Inside Front Cover

3.     Summary of Information, Risk
       Factors and Ratio of Earnings
       to Fixed Charges.......................   Front Cover; Profile

4.     Use of Proceeds........................   The Polaris Variable Annuity;
                                                 Investment Options; Expenses;
                                                 Other Information

5.     Determination of Offering Price........   Not Applicable

6.     Dilution...............................   Not Applicable

7.     Selling Security Holders...............   Not Applicable

8.     Plan of Distribution...................   Other Information -
                                                 Distribution

9.     Description of Securities to be
       Registered.............................   The Polaris Variable Annuity;
                                                 Investment Options

10.    Interests of Named Experts
       and Counsel............................   Not Applicable

11.    Information with Respect to
       the Registrant.........................   Other Information - First
                                                 SunAmerica; Other Information -
                                                 Additional Information

12.    Disclosure of Commission Position
       on Indemnification for Securities
       Act Liabilities........................   Not Applicable


                                      LOGO

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE POLARIS VARIABLE ANNUITY. THE ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.

                                January 29, 1999

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                        1. THE POLARIS VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

The Polaris Variable Annuity is a contract between you and First SunAmerica Life Insurance Company. It is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.

Polaris offers a diverse selection of money managers and investment options. You may divide your money among any or all of our 26 variable portfolios and 5 fixed account options. Your investment is not guaranteed. The value of your Polaris contract can fluctuate up and down, based on the performance of the underlying investments you select and you may experience a loss.

The variable portfolios offer professionally managed investment choices with goals ranging from capital preservation to aggressive growth. Your choices for the various investment options are found on the next page.

The contract also offers 5 fixed account options, for different time periods. Each may have a different interest rate. Interest rates are guaranteed by First SunAmerica.

Like most annuities, the contract has an accumulation phase and an income phase. During the accumulation phase, you invest money in your contract. Your earnings are based on the investment performance of the variable portfolios to which your money is allocated and/or the interest rate(s) earned on the fixed account option(s) in which you invest. You may withdraw money from your contract during the accumulation phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. A federal tax penalty may apply if you make withdrawals before age 59 1/2.

During the income phase, you may receive income payments from your annuity. Your income payments may be fixed in dollar amount, vary with investment performance or a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the accumulation phase will affect the amount of your income payments during the income phase.
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                               2. INCOME OPTIONS
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----------------------------------------------------------------

You can select from one of five income options:

   (1) payments for your lifetime;

   (2) payments for your lifetime and your survivor's lifetime;

   (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 years;

   (4) payments for your lifetime, but for not less than 10, or 20 years; and

   (5) payments for a specified period of 5 to 30 years.

You will also need to decide when your income payments begin and if you want your income payments to fluctuate with investment performance or remain constant. Once you begin receiving income payments, you cannot change your income option.

If your contract is part of a non-qualified retirement plan (one that is established with after-tax dollars), payments during the income phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable as income. For contracts which are part of a qualified retirement plan using before-tax dollars, the entire income payment is taxable as income.

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                        3. PURCHASING A POLARIS VARIABLE
                                ANNUITY CONTRACT
----------------------------------------------------------------
----------------------------------------------------------------

You can buy a contract through your financial representative, who can also help you complete the proper forms. For non-qualified contracts, the minimum initial purchase payment is $5,000 and subsequent amounts of $500 or more may be added to your contract at any time during the accumulation phase. For qualified contracts, the minimum initial purchase payment is $2,000 and subsequent amounts of $250 or more may be added to your contract at any time during the accumulation phase.

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                             4. INVESTMENT OPTIONS
                ----------------------------------------------------------------
                ----------------------------------------------------------------

You may allocate money to the following variable portfolios of the Anchor Series Trust and/or the SunAmerica Series Trust:

ANCHOR SERIES TRUST
  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
      - Capital Appreciation Portfolio
      - Growth Portfolio
      - Natural Resources Portfolio
      - Government and Quality Bond Portfolio

SUNAMERICA SERIES TRUST
  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
      - Global Equities Portfolio
      - Alliance Growth Portfolio
      - Growth-Income Portfolio
  MANAGED BY DAVIS SELECTED ADVISERS, L.P.
      - Venture Value Portfolio
      - Real Estate Portfolio
  MANAGED BY FEDERATED INVESTORS
      - Federated Value Portfolio
      - Utility Portfolio
      - Corporate Bond Portfolio
  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
      - Asset Allocation Portfolio
      - Global Bond Portfolio
  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
      - International Diversified Equities Portfolio
      - Worldwide High Income Portfolio
  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
      - MFS Growth and Income Portfolio
      - MFS Total Return Portfolio
  MANAGED BY PUTNAM INVESTMENT MANAGEMENT, INC.
      - Putnam Growth Portfolio
      - International Growth and Income Portfolio
      - Emerging Markets Portfolio
  MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
      - Aggressive Growth Portfolio
      - "Dogs" of Wall Street Portfolio
      - SunAmerica Balanced Portfolio
      - High-Yield Bond Portfolio
      - Cash Management Portfolio

You may also allocate money to the 1-year fixed account option or the 3, 5, 7 and 10-year market value adjustment ("MVA") fixed account options. The interest rates applicable for these fixed account options may differ from time to time, however, we will never credit less than a 3% annual effective rate. Once established, the rate will not change during the selected period. Your contract value will be adjusted up or down for withdrawals or transfers from the 3, 5, 7 and 10-year fixed account options prior to the end of the guarantee period.
                ----------------------------------------------------------------
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                                  5. EXPENSES
                ----------------------------------------------------------------
                ----------------------------------------------------------------

Each year, we deduct a $30 contract maintenance fee from your contract. We also deduct insurance charges which equal 1.52% annually of the average daily value of your contract allocated to the variable portfolios.

As with other professionally managed investments, there are also investment charges imposed on contracts with money allocated to the variable portfolios. We estimate these fees to range from .63 to 1.90.

If you take money out of your contract, you may be assessed a withdrawal charge which is a percentage of the money you withdraw. The percentage declines over the time the money is in the contract.

-----------------------------------------------------------------------------------------
      YEAR           1        2        3        4        5        6        7        8
-----------------------------------------------------------------------------------------
 WITHDRAWAL
 CHARGE              7%       6%       5%       4%       3%       2%       1%       0%
-----------------------------------------------------------------------------------------

Each year, you are allowed to make 15 transfers without charge. After your first 15 free transfers, a $25 transfer fee applies to each subsequent transfer.

The following chart is designed to help you understand the charges in your contract. The column "Total Annual Charges" shows the total of the 1.52% insurance charges, the $30 contract maintenance fee and the investment charges for each variable portfolio. We converted the contract maintenance fee to a percentage using an assumed contract size of $40,000. The actual impact of this charge on your contract may differ from this percentage.

The next two columns show two examples of the charges you would pay under the contract. The examples assume that you invested $1,000 in a contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10.

----------------------------------------------------------------------------------------------------------------------------
                                                                                               EXAMPLES:
                                       TOTAL ANNUAL         TOTAL ANNUAL                     TOTAL EXPENSES   TOTAL EXPENSES
                                        INSURANCE            INVESTMENT       TOTAL ANNUAL     AT END OF        AT END OF
   ANCHOR SERIES TRUST PORTFOLIO         CHARGES              CHARGES           CHARGES          1 YEAR          10 YEARS
----------------------------------------------------------------------------------------------------------------------------
Capital Appreciation                       1.60%               (To Be            (To Be          (To Be           (To Be
Growth                                     1.60%            Provided By       Provided By    Provided By      Provided By
Natural Resources                          1.60%               Amend-            Amend-          Amend-           Amend-
Government and Quality Bond                1.60%                   ment)          ment)               ment)            ment)
----------------------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
Emerging Markets*                          1.60%
International Diversified Equities         1.60%
Global Equities                            1.60%
International Growth and Income*           1.60%
Aggressive Growth*                         1.60%
Real Estate*                               1.60%
Putnam Growth                              1.60%
MFS Growth and Income(1)                   1.60%
Alliance Growth                            1.60%
"Dogs" of Wall Street*                     1.60%
Venture Value                              1.60%
Federated Value*                           1.60%
Growth-Income                              1.60%
Utility*                                   1.60%
Asset Allocation                           1.60%
MFS Total Return(2)                        1.60%
SunAmerica Balanced*                       1.60%
Worldwide High Income                      1.60%
High-Yield Bond                            1.60%
Corporate Bond                             1.60%
Global Bond                                1.60%
Cash Management                            1.60%
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

* For these Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep operating expenses at or below an established maximum amount. All waivers or reimbursements may be terminated at any time. For more detailed information, see the Fee Tables and Examples in the prospectus.
(1) Formerly named Growth/Phoenix.
(2) Formerly named Balanced/Phoenix.

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                                    6. TAXES
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                ----------------------------------------------------------------

Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract are deferred until they are withdrawn. In a qualified contract, all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income rate. You may be subject to a 10% federal tax penalty for distributions or withdrawals before age 59 1/2.

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                            7. ACCESS TO YOUR MONEY
                ----------------------------------------------------------------
                ----------------------------------------------------------------

During the first year, you may withdraw free of a withdrawal charge an amount that is equal to the penalty-free earnings in your contract as of the date you make the withdrawal or, if you participate in the systematic withdrawal program, you may withdraw 10% of your total invested amount less any withdrawals made during the year. The penalty-free earnings amount is calculated by taking the value of your contract on the day you make the withdrawal and subtracting your total invested amount. After the first year, your maximum free withdrawal amount is the greater of: (1) the penalty-free earnings or (2) 10% of your total invested amount that has been invested for at least one year, less any withdrawals made during the year. Withdrawals in excess of these limits will be assessed a withdrawal charge.

If you withdraw your entire contract value, you will not receive the benefit of any free withdrawal amount. After your money has been in the contract for seven full years, there are no withdrawal charges on that portion of the money that you have invested for at least seven full years.

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                                 8. PERFORMANCE
                ----------------------------------------------------------------
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When you invest in the Polaris Variable Annuity, your money is actually invested in the underlying portfolios of the Anchor Series Trust and/or the SunAmerica Series Trust. The value of your annuity will fluctuate depending upon the investment performance of the portfolio(s) you choose.

The following chart shows total returns for each portfolio for the time periods shown. These numbers reflect the insurance charges, the contract maintenance fee and the investment charges. Withdrawal charges are not reflected in the chart. Past performance is no guarantee of future results.

---------------------------------------------------------------------------------------------------------------------------------
                                                                              CALENDAR YEAR
    ANCHOR SERIES TRUST PORTFOLIO               1998                   1997                   1996                   1995
---------------------------------------------------------------------------------------------------------------------------------
  Capital Appreciation                      (To Be                   23.49 %                 23.15%                 25.38%
  Growth                                  Provided By                28.36 %                 23.05%                 17.73%
  Natural Resources                         Amend-                  (10.07)%                 12.22%                  6.90%
  Gov't and Quality Bond                     ment)                    7.83 %                  1.37%                 10.44%
---------------------------------------------------------------------------------------------------------------------------------
SUNAMERICA SERIES TRUST PORTFOLIO
  Emerging Markets*                                                 (17.81)%                     --                     --
  Int'l Diversified Equities                                          4.71 %                  7.58%                 10.71%
  Global Equities                                                    13.24 %                 12.35%                 11.37%
  Int'l Growth and Income*                                            3.44 %                     --                     --
  Aggressive Growth                                                  10.55 %                  4.32%                     --
  Real Estate*                                                       17.14 %                     --                     --
  Putnam Growth                                                      30.41 %                 18.46%                 16.47%
  MFS Growth and Income(1)                                           21.28 %                 14.10%                 21.10%
  Alliance Growth                                                    29.40 %                 27.08%                 30.24%
  "Dogs" of Wall Street                                                   --                     --                     --
  Venture Value                                                      32.20 %                 22.85%                 23.41%
  Federated Value                                                    29.38 %                  7.32%                     --
  Growth-Income                                                      31.84 %                 22.09%                 21.08%
  Utility                                                            23.76 %                  8.25%                     --
  Asset Allocation                                                   19.91 %                 17.03%                 13.75%
  MFS Total Return(2)                                                15.11 %                  8.20%                 14.66%
  SunAmerica Balanced                                                22.52 %                  9.39%                     --
  Worldwide High Income                                              13.74 %                 23.40%                 14.90%
  High-Yield Bond                                                    12.70 %                 12.76%                  4.28%
  Corporate Bond                                                      9.16 %                  2.88%                  9.96%
  Global Bond                                                         8.33 %                  7.56%                  9.29%
  Cash Management                                                     3.52 %                  3.31%                  2.57%
---------------------------------------------------------------------------------------------------------------------------------

* Inception to 11/30/97.
(1) Formerly named Growth/Phoenix.
(2) Formerly named Balanced/Phoenix.
Inception date for each portfolio varies.

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                                9. DEATH BENEFIT
                ----------------------------------------------------------------
                ----------------------------------------------------------------

If you should die during the accumulation phase, your beneficiary will receive a death benefit.

For contracts issued prior to April 28, 1997, the death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or

(2) total purchase payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

(3) after your seventh contract anniversary, the value of your contract on the day before your last contract anniversary, plus any purchase payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that date; or

(4) the death benefit on the day before your last contract anniversary, plus any Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals) since that date.

For contracts issued on or after April 28, 1997, the death benefit is the greater of:

(1) the value of your contract at the time we receive satisfactory proof of death; or

(2) total purchase payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

(3) the maximum of the anniversary values up to your 81st birthday. The anniversary value is equal to the value of your contract on each contract anniversary, plus any Purchase Payments and less any withdrawals (and fees or charges applicable to such withdrawals) since that date.

                ----------------------------------------------------------------
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                             10. OTHER INFORMATION
                ----------------------------------------------------------------
                ----------------------------------------------------------------

FREE LOOK: You may cancel your contract within ten days by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the greater of the value of your contract or the money you invested.

ASSET ALLOCATION REBALANCING: If selected by you, this program seeks to keep your investment in line with your goals. We will maintain your specified allocation mix in the variable portfolios and the 1-year fixed account option by readjusting your money on a calendar quarter, semiannual or annual basis.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semiannual or annual checks during the accumulation phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals may be taxable and a 10% federal tax penalty may apply if you are under age 59 1/2.

PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to obtain growth potential without any market risk to your principal. We will guarantee that the portion of your money allocated to the 1, 3, 5, 7 or 10-year fixed account option will grow to equal your principal investment when it is allocated in accordance with the program.

DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually in the variable portfolios from any of the variable portfolios and the 1-year fixed account option.

AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $20 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: You will receive a confirmation of each transaction within your contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values.

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                                 11. INQUIRIES
                ----------------------------------------------------------------
                ----------------------------------------------------------------

If you have questions about your contract or need to make changes, call your financial representative or contact us at:

      First SunAmerica Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 99NY-SUN

If money accompanies your correspondence, you should direct it to:

      First SunAmerica Life Insurance Company
      P.O. Box 100357
      Pasadena, California 91189-0357

                                 [POLARIS LOGO]

                                   PROSPECTUS
                                JANUARY 29, 1999

Please read this prospectus carefully         FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS
before investing and keep it for              issued by
future reference. It contains                 FIRST SUNAMERICA LIFE INSURANCE COMPANY
important information about the               in connection with
Polaris Variable Annuity.                     FS VARIABLE SEPARATE ACCOUNT
                                              The annuity has 31 investment choices -5 fixed account
To learn more about the annuity               options and 26 Variable Portfolios listed below. The 5 fixed
offered by this prospectus, you can           account options include specified periods of 1, 3, 5, 7 and
obtain a copy of the Statement of             10 years. The 26 Variable Portfolios are part of the Anchor
Additional Information ("SAI") dated          Series Trust or the SunAmerica Series Trust.
January 29, 1999. The SAI has been
filed with the Securities and                 ANCHOR SERIES TRUST:
Exchange Commission ("SEC") and is            MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP
incorporated by reference into this           - Capital Appreciation Portfolio
prospectus. The Table of Contents of          - Growth Portfolio
the SAI appears on page 17 of this            - Natural Resources Portfolio
prospectus. For a free copy of the            - Government and Quality Bond Portfolio
SAI, call us at (800) 99NY-SUN or
write to us at our Annuity Service            SUNAMERICA SERIES TRUST:
Center, P.O. Box 54299, Los Angeles,          MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.
California 90054-0299.                        - Global Equities Portfolio
                                              - Alliance Growth Portfolio
In addition, the SEC maintains a              - Growth-Income Portfolio
website (http://www.sec.gov) that             MANAGED BY DAVIS SELECTED ADVISERS, L.P.
contains the SAI, materials                   - Venture Value Portfolio
incorporated by reference and other           - Real Estate Portfolio
information filed electronically with         MANAGED BY FEDERATED INVESTORS
the SEC by First SunAmerica.                  - Federated Value Portfolio
                                              - Utility Portfolio
ANNUITIES INVOLVE RISKS, INCLUDING            - Corporate Bond Portfolio
POSSIBLE LOSS OF PRINCIPAL, AND ARE           MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/
NOT A DEPOSIT OR OBLIGATION OF, OR            GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL
GUARANTEED OR ENDORSED BY, ANY BANK.          - Asset Allocation Portfolio
THEY ARE NOT FEDERALLY INSURED BY THE         - Global Bond Portfolio
FEDERAL DEPOSIT INSURANCE                     MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.
CORPORATION, THE FEDERAL RESERVE              - International Diversified Equities Portfolio
BOARD OR ANY OTHER AGENCY.                    - Worldwide High Income Portfolio
                                              MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                              - MFS Growth and Income Portfolio
                                              - MFS Total Return Portfolio
                                              MANAGED BY PUTNAM INVESTMENT MANAGEMENT, INC.
                                              - Putnam Growth Portfolio
                                              - International Growth and Income Portfolio
                                              - Emerging Markets Portfolio
                                              MANAGED BY SUNAMERICA ASSET MANAGEMENT CORP.
                                              - Aggressive Growth Portfolio
                                              - "Dogs" of Wall Street Portfolio
                                              - SunAmerica Balanced Portfolio
                                              - High-Yield Bond Portfolio
                                              - Cash Management Portfolio

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                           TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ------------------------------------------------------------------
 ------------------------------------------------------------------
                         TABLE OF CONTENTS
 ------------------------------------------------------------------
 ------------------------------------------------------------------
 GLOSSARY....................................................     2
 FEE TABLES..................................................     3
       Owner Transaction Expenses............................     3
       Annual Separate Account Expenses......................     3
       Variable Portfolio Expenses...........................     3
 EXAMPLES....................................................     4
 THE POLARIS VARIABLE ANNUITY................................     5
 PURCHASING A POLARIS VARIABLE ANNUITY.......................     5
       Allocation of Purchase Payments.......................     6
       Accumulation Units....................................     6
       Free Look.............................................     6
 INVESTMENT OPTIONS..........................................     6
       Variable Portfolios...................................     6
       Anchor Series Trust...................................     6
       SunAmerica Series Trust...............................     7
       Fixed Account Options.................................     7
       Market Value Adjustment ("MVA").......................     7
       Transfers During the Accumulation Phase...............     8
       Dollar Cost Averaging.................................     8
       Asset Allocation Rebalancing..........................     9
       Principal Advantage Program...........................     9
       Voting Rights.........................................     9
       Substitution..........................................    10
 ACCESS TO YOUR MONEY........................................    10
       Systematic Withdrawal Program.........................    10
       Minimum Contract Value................................    10
 DEATH BENEFIT...............................................    11
 EXPENSES....................................................    11
       Insurance Charges.....................................    11
       Withdrawal Charges....................................    11
       Investment Charges....................................    12
       Contract Maintenance Fee..............................    12
       Transfer Fee..........................................    12
       Income Taxes..........................................    12
       Reduction or Elimination of Charges and Expenses, and
       Additional Amounts Credited...........................    12
 INCOME OPTIONS..............................................    12
       Annuity Date..........................................    12
       Income Options........................................    12
       Fixed or Variable Income Payments.....................    13
       Income Payments.......................................    13
       Transfers During the Income Phase.....................    13
       Deferment of Payments.................................    13
 TAXES.......................................................    13
       Annuity Contracts in General..........................    14
       Tax Treatment of Distributions -
       Non-Qualified Contracts...............................    14
       Tax Treatment of Distributions -
       Qualified Contracts...................................    14
       Minimum Distributions.................................    14
       Diversification.......................................    14
 PERFORMANCE.................................................    15
 OTHER INFORMATION...........................................    15
       First SunAmerica......................................    15
       The Separate Account..................................    15
       The General Account...................................    15
       Distribution of the Contract..........................    15
       Administration........................................    16
       Year 2000.............................................    16
       Legal Proceedings.....................................    16
       Ownership.............................................    16
       Custodian.............................................    17
       Additional Information................................    17
       Selected Consolidated Financial Data..................    17
       Management Discussion and Analysis....................    17
       Properties............................................    17
       Directors and Executive Officers......................    17
       Executive Compensation................................    17
       Security Ownership of Owners and Management...........    17
       Regulation............................................    17
       Independent Accountants...............................    17
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....
                                                                 17
 FINANCIAL STATEMENTS........................................    17
 APPENDIX A -- CONDENSED FINANCIAL INFORMATION...............   A-1
 APPENDIX B -- MARKET VALUE ADJUSTMENT ("MVA")...............   B-1
 ------------------------------------------------------------------
 ------------------------------------------------------------------
                              GLOSSARY
 ------------------------------------------------------------------
 ------------------------------------------------------------------
 We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them in this glossary.
 ACCUMULATION PHASE - The period during which you invest money in your contract.
 ACCUMULATION UNITS - A measurement we use to calculate the value of the variable portion of your contract during the Accumulation
 Phase.
 ANNUITANT(S) - The person(s) on whose life (lives) we base income payments.
 ANNUITY DATE - The date on which income payments are to begin, as selected by you.
 ANNUITY UNITS - A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.
 BENEFICIARY - The person designated to receive any benefits under the contract if you or the Annuitant dies.
 COMPANY - Anchor National Life Insurance Company, We, Us, the
 insurer which issues this contract.
 INCOME PHASE - The period during which we make income payments to you.
 IRS - The Internal Revenue Service.
 NON-QUALIFIED (CONTRACT) - A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account
 ("IRA").
 PURCHASE PAYMENTS - The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.
 QUALIFIED (CONTRACT) - A contract purchased with pretax dollars.
 These contracts are generally purchased under a pension plan, specially sponsored program or IRA.
 TRUSTS - Refers to the Anchor Series Trust and the SunAmerica
 Series Trust collectively.
 VARIABLE PORTFOLIO(S) - The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the
 Anchor Series Trust or the SunAmerica Series Trust.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                   FEE TABLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF EACH PURCHASE PAYMENT)

Year 1......................   7%  Year 5......................   3%
Year 2......................   6%  Year 6......................   2%
Year 3......................   5%  Year 7......................   1%
Year 4......................   4%  Year 8+.....................   0%
TRANSFER FEE....................   No charge for first 15 transfers
                                   each contract year; thereafter,
                                   fee is $25 per transfer
CONTRACT MAINTENANCE FEE*.......   $30
  *waived if contract value is $50,000 or more

  ANNUAL SEPARATE ACCOUNT EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

  Mortality and Expense Risk Charge................  1.37%
  Distribution Expense Charge......................  0.15%
                                                     -----
      TOTAL SEPARATE ACCOUNT EXPENSES                1.52%
                                                     =====

                               PORTFOLIO EXPENSES

                              ANCHOR SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS FOR THE TRUST'S TWELVE-MONTH PERIOD ENDED
                               NOVEMBER 30, 1998)
          (PORTFOLIO EXPENSE INFORMATION TO BE PROVIDED BY AMENDMENT)

                                                            MANAGEMENT         OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE          EXPENSES         EXPENSES
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Capital Appreciation                                               %               %                %
---------------------------------------------------------------------------------------------------------
Growth                                                             %               %                %
---------------------------------------------------------------------------------------------------------
Natural Resources                                                  %               %                %
---------------------------------------------------------------------------------------------------------
Government and Quality Bond                                        %               %                %
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                            SUNAMERICA SERIES TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
                       FOR THE TRUST'S FISCAL YEAR ENDED
                               NOVEMBER 30, 1998)
          (PORTFOLIO EXPENSE INFORMATION TO BE PROVIDED BY AMENDMENT)

                                                            MANAGEMENT         OTHER        TOTAL ANNUAL
                        PORTFOLIO                               FEE          EXPENSES         EXPENSES
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Emerging Markets***                                                %               %                %
---------------------------------------------------------------------------------------------------------
International Diversified Equities                                 %               %                %
---------------------------------------------------------------------------------------------------------
Global Equities                                                    %               %                %
---------------------------------------------------------------------------------------------------------
International Growth and Income***                                 %               %                %
---------------------------------------------------------------------------------------------------------
Aggressive Growth                                                  %               %                %
---------------------------------------------------------------------------------------------------------
Real Estate***                                                     %               %                %
---------------------------------------------------------------------------------------------------------
Putnam Growth                                                      %               %                %
---------------------------------------------------------------------------------------------------------
Growth/Phoenix**                                                   %               %                %
---------------------------------------------------------------------------------------------------------
Alliance Growth                                                    %               %                %
---------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street*                                             %               %                %
---------------------------------------------------------------------------------------------------------
Venture Value                                                      %               %                %
---------------------------------------------------------------------------------------------------------
Federated Value                                                    %               %                %
---------------------------------------------------------------------------------------------------------
Growth-Income                                                      %               %                %
---------------------------------------------------------------------------------------------------------
Utility***                                                         %               %                %
---------------------------------------------------------------------------------------------------------
Asset Allocation                                                   %               %                %
---------------------------------------------------------------------------------------------------------
Balanced/Phoenix**                                                 %               %                %
---------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                                %               %                %
---------------------------------------------------------------------------------------------------------
Worldwide High Income                                              %               %                %
---------------------------------------------------------------------------------------------------------
High-Yield Bond                                                    %               %                %
---------------------------------------------------------------------------------------------------------
Corporate Bond                                                     %               %                %
---------------------------------------------------------------------------------------------------------
Global Bond                                                        %               %                %
---------------------------------------------------------------------------------------------------------
Cash Management                                                    %               %                %
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

   * Annualized.

  ** As of January 4, 1999, the Growth/Phoenix Portfolio was renamed the MFS
     Growth and Income Portfolio and the Balanced/Phoenix Portfolio was renamed the MFS Total Return Portfolio, each managed by Massachusetts Financial Services Company. The expenses shown here are those of the former Growth/Phoenix and Balanced Phoenix Portfolios managed by Phoenix Investment Counsel.

 *** Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year:
     Utility (    %); Emerging Markets (    %); International Growth and Income
     (    %); and Real Estate (    %).

     THE ABOVE PORTFOLIO EXPENSES WERE PROVIDED BY THE TRUSTS. WE HAVE NOT
            INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    EXAMPLES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets and:
        (a) surrendered at the end of the stated time period;
        (b) if the contract is not surrendered*.

                 (EXPENSE EXAMPLES TO BE PROVIDED BY AMENDMENT)

                         PORTFOLIO                             1 YEAR    3 YEARS    5 YEARS    10 YEARS
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Capital Appreciation                                          (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Growth                                                        (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Natural Resources                                             (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Government and Quality Bond                                   (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Emerging Markets                                              (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
International Diversified Equities                            (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Global Equities                                               (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
International Growth and Income                               (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Aggressive Growth                                             (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Real Estate                                                   (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Putnam Growth                                                 (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
MFS Growth and Income                                         (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Alliance Growth                                               (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street                                         (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Venture Value                                                 (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Federated Value                                               (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Growth-Income                                                 (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Utility                                                       (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Asset Allocation                                              (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
MFS Total Return                                              (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
SunAmerica Balanced                                           (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Worldwide High Income                                         (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
High-Yield Bond                                               (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Corporate Bond                                                (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Global Bond                                                   (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
Cash Management                                               (a) $      (a) $      (a) $       (a) $
                                                              (b) $      (b) $      (b) $       (b) $
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

       * First SunAmerica does not impose any fees or charges when you begin the Income Phase of your contract.

EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract.

2. For certain Variable Portfolios, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the lesser of the maximum allowed by any applicable state expense limitations or the following percentages of each Variable Portfolio's average net assets:
    SunAmerica Balanced (1.00%); Aggressive Growth (.90%); Federated Value (1.03%); Utility (1.05%); Emerging Markets (1.90%); International Growth and Income (1.60%); and Real Estate (1.25%). The adviser also may voluntarily waive or reimburse additional amounts to increase a Variable Portfolio's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Variable Portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.

3.  The Examples assume that no transfer fees were imposed.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

            THE HISTORICAL ACCUMULATION UNIT VALUES ARE CONTAINED IN
                 APPENDIX A -- CONDENSED FINANCIAL INFORMATION.

----------------------------------------------------------------
----------------------------------------------------------------
                          THE POLARIS VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making income payments to you out of the money accumulated in your contract.

The contract is called a "variable" annuity because it allows you to invest in variable portfolios which, like mutual funds, have different investment objectives and performance which varies. You can gain or lose money if you invest in these Variable Portfolios. The amount of money you accumulate in your contract depends on the performance of the Variable Portfolios in which you invest. This contract currently offers 26 Variable Portfolios.

The contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in the contract depends on the total interest credited to the particular fixed account option(s) in which you invest.

For more information on investment options available under this contract SEE INVESTMENT OPTIONS ON PAGE 6.

First SunAmerica Life Insurance Company (First SunAmerica, The Company, Us, We) issues the Polaris Variable Annuity. When you purchase a Polaris Variable Annuity, a contract exists between you and First SunAmerica. The Company is a stock life insurance company organized under the laws of the state of New York. Its principal place of business is 733 Third Avenue, 4th Floor, New York, New York 10017. The Company conducts life insurance and annuity business in the state of New York. First SunAmerica is an indirect, wholly owned subsidiary of SunAmerica Inc., a Maryland corporation. [American International Group, Inc., a Delaware Corporation ("AIG")].

----------------------------------------------------------------
----------------------------------------------------------------
                     PURCHASING A POLARIS VARIABLE ANNUITY
----------------------------------------------------------------
----------------------------------------------------------------

A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes. FOR FURTHER EXPLANATION, SEE TAXES ON PAGE 13.

-----------------------------------------------------------
                                              Minimum
                       Minimum Initial       Subsequent
                       Purchase Payment   Purchase Payment
-----------------------------------------------------------
      Qualified             $2,000              $250
-----------------------------------------------------------
    Non-Qualified           $5,000              $500
-----------------------------------------------------------

Prior Company approval is required to accept Purchase Payments greater than $1,000,000. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.00.

We may refuse any Purchase Payment. In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition we may not issue a contract to anyone over age 85.

ALLOCATION OF PURCHASE PAYMENTS

We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. SEE INVESTMENT OPTIONS ON PAGE 6.

In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial purchase payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. The value of an Accumulation Unit goes up and down based on the performance of the Variable Portfolios.

We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Global Bond Portfolio. We determine that the value of an Accumulation Unit for the Global Bond Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.52 Accumulation Units for the Global Bond Portfolio.

Performance of the Variable Portfolios and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

You may cancel your contract within ten days after receiving it. We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund to you the greater of the value of your contract on the day we receive your request or the money you invested.

We reserve the right to put your money in the Cash Management Portfolio or the 1-year fixed investment option during the free look period. If you cancel your contract during the free look period, we return your Purchase Payment or the value of your contract, whichever is larger. At the end of the free look period, we allocate your money according to your instructions.

----------------------------------------------------------------
----------------------------------------------------------------
                               INVESTMENT OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

VARIABLE PORTFOLIOS

The contract currently offers 26 Variable Portfolios. These Variable Portfolios invest in shares of the Anchor Series Trust and the SunAmerica Series Trust (the "Trusts"). Additional Portfolios may be available in the future. These Variable Portfolios operate similarly to a mutual fund but are only available through the purchase of certain insurance contracts.

SunAmerica Asset Management Corp., an indirect wholly owned subsidiary of First SunAmerica Inc., is the investment adviser to the Trusts. The Trusts serve as the underlying investment vehicles for other variable annuity contracts issued by First SunAmerica, and other affiliated/unaffiliated insurance companies. Neither First SunAmerica nor the Trusts believe that offering shares of the Trusts in this manner disadvantages you. The adviser monitors the Trusts for potential conflicts.

The Variable Portfolios, along with their respective subadvisers are listed below:

     ANCHOR SERIES TRUST

Wellington Management Company, LLP serves as subadviser to the Anchor Series Trust Portfolios. Anchor Series Trust has Variable Portfolios in addition to those listed below which are not available for investment under the contract. The 4 available Variable Portfolios are:

  MANAGED BY WELLINGTON MANAGEMENT COMPANY, LLP

     - Capital Appreciation Portfolio
     - Growth Portfolio
     - Natural Resources Portfolio
     - Government and Quality Bond Portfolio

     SUNAMERICA SERIES TRUST

Various subadvisers provide investment advice for the SunAmerica Series Trust Portfolios. SunAmerica Series Trust has Variable Portfolios in addition to those listed below which are not available for investment under the contract. The 22 Variable Portfolios and the subadvisers are:

  MANAGED BY ALLIANCE CAPITAL MANAGEMENT L.P.

    - Global Equities Portfolio
    - Alliance Growth Portfolio
    - Growth Income Portfolio

  MANAGED BY DAVIS SELECTED ADVISERS, L.P.

    - Venture Value Portfolio
    - Real Estate Portfolio

  MANAGED BY FEDERATED INVESTORS

    - Federated Value Portfolio
    - Utility Portfolio
    - Corporate Bond Portfolio

  MANAGED BY GOLDMAN SACHS ASSET MANAGEMENT/GOLDMAN
  SACHS ASSET MANAGEMENT INTERNATIONAL

    - Asset Allocation Portfolio
    - Global Bond Portfolio

  MANAGED BY MASSACHUSETTS FINANCIAL SERVICES COMPANY

    - MFS Growth and Income Portfolio
    - MFS Total Return Portfolio

  MANAGED BY MORGAN STANLEY ASSET MANAGEMENT INC.

    - International Diversified Equities Portfolio
    - Worldwide High Income Portfolio

  MANAGED BY PUTNAM INVESTMENT MANAGEMENT

    - Putnam Growth Portfolio
    - International Growth and Income Portfolio
    - Emerging Markets Portfolio

  MANAGED BY SUNAMERICA ASSET MANAGEMENT, INC.

    - Aggressive Growth Portfolio
    - "Dogs" of Wall Street Portfolio
    - SunAmerica Balanced Portfolio
    - High-Yield Bond Portfolio
    - Cash Management Portfolio

YOU SHOULD READ THE PROSPECTUSES FOR THE TRUSTS CAREFULLY. THESE PROSPECTUSES CONTAIN DETAILED INFORMATION ABOUT THE PORTFOLIOS, INCLUDING EACH VARIABLE PORTFOLIO'S INVESTMENT OBJECTIVE AND RISK FACTORS.

FIXED ACCOUNT OPTIONS

The contract also offers fixed account options for periods of 1, 3, 5, 7 and 10 years. We call these time periods guarantee periods.

All of these fixed account options pay interest at rates set and guaranteed by First SunAmerica. Interest rates may differ from time to time and are set at our sole discretion. We never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Once established, the rates for specified payments do not change during the specified period.

When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate your money to another fixed account option or to the Variable Portfolios. If you want to reallocate your money you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate the money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

The 1-year fixed account option is not registered under the Securities Act of 1933 and is not subject to other provisions of the Investment Company Act of 1940.

MARKET VALUE ADJUSTMENT ("MVA")

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS, ONLY.

If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.

We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.

First SunAmerica does not assess a MVA against withdrawals under the following circumstances:

     - When you switch to the Income Phase;

     - To pay a death benefit;

     - If made within 30 days after the end of a guarantee period; and

     - If made to pay contract fees and charges.

APPENDIX B shows how we calculate the MVA.

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. Funds already in your contract cannot be transferred into the DCA fixed accounts. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. We currently allow 15 free transfers per contract per year. We charge $25 for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. When receiving instructions over the telephone, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone.

Upon implementation of internet account transactions we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that:
     - Excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying Variable Portfolios; or

     - The underlying Variable Portfolios inform us that they need to restrict the purchase or redemption of the shares because of excessive trading or because a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying Variable Portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

     - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or

     - such third party is a trustee/fiduciary, for you or appointed by you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 12.

We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

DOLLAR COST AVERAGING

The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from one Variable Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Aggressive Growth Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

-------------------------------------------
                ACCUMULATION      UNITS
   QUARTER          UNIT        PURCHASED
-------------------------------------------
      1            $ 7.50          100
      2            $ 5.00          150
      3            $10.00           75
      4            $ 7.50          100
      5            $ 5.00          150
      6            $ 7.50          100
-------------------------------------------

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING

Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing program addresses this situation. At your election, we periodically rebalance your investments to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return.

At your request, rebalancing occurs on a quarterly, semiannual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the Corporate Bond Portfolio and 50% in the Growth Portfolio. Over the next calendar quarter, the bond market does very well while the stock market performs poorly. At the end of the calendar quarter, the Corporate Bond Portfolio now represents 60% of your holdings because it has increased in value and the Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, we would sell some of your units in the Corporate Bond Portfolio to bring its holdings back to 50% and use the money to buy more units in the Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

The Principal Advantage Program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed account options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed account option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the Variable Portfolio(s) of your choice.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed account option. You want the amount allocated to the fixed account option to grow to $100,000 in 7 years. If the 7-year fixed account option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed account option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

VOTING RIGHTS

First SunAmerica is the legal owner of the Trusts' shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If Variable Portfolios become unavailable for investment, we may be required to substitute shares of another Variable Portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.

----------------------------------------------------------------
----------------------------------------------------------------
                              ACCESS TO YOUR MONEY
----------------------------------------------------------------
----------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 12.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA against withdrawals from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, we also deduct a contract maintenance fee. SEE EXPENSES ON PAGE 11.

Your contract provides for a free withdrawal amount. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a withdrawal charge.

Purchase Payments that are no longer subject to a withdrawal charge and not previously withdrawn, plus earnings, may be withdrawn free of a withdrawal charge at any time.

After the first year, you may withdraw the greater of the following amounts free of a withdrawal charge: (1) earnings in your contract as of the date you make the withdrawal; or (2) 10% of the Purchase Payments you invested for at least one year and not yet withdrawn, less any previous earnings withdrawals or systematic withdrawals that year.

Only your first withdrawal of the year is free. If you do not take the entire free amount available to you at that first withdrawal, you will forfeit the opportunity to withdraw that money free of the withdrawal charge for that year.

The portion of a free withdrawal which exceeds the sum of: (1) earnings in the contract and (2) Purchase Payments which were both no longer subject to the withdrawal charge schedule and not yet withdrawn is assumed to be a withdrawal against future earnings. Although amounts withdrawn free of a withdrawal charge under the 10% provision may reduce principal for purposes of calculating amounts available for future withdrawals of earnings, they do not reduce the amount you invested for purposes of calculating the withdrawal charge if you withdraw your entire contract value.

However, upon a future full surrender of your contract, we will recoup any surrender charges which would have been due if your free withdrawal(s) had not been free.
We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.

Under most circumstances, the partial withdrawals minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed in account option in which your contract is invested.

Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES ON PAGE 13.

We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account in option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

----------------------------------------------------------------
----------------------------------------------------------------
                                  DEATH BENEFIT
----------------------------------------------------------------
----------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary.

For contracts issued prior to April 28, 1997 the death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. after your seventh contract anniversary, the value of your contract on the day before your last contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals), since that anniversary; or

     4. the death benefit on the day before your last contract anniversary, plus any Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals) since that date.

For contracts issued on or after April 28, 1997, the death benefit is the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum of the anniversary values up to your 81st birthday. The anniversary value is equal to the value of your contract on each contract anniversary, plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that anniversary.

We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. SEE INCOME OPTIONS ON PAGE 12.

You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

We may require additional proof before we pay the death benefit.

The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of your death.

If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the Contract at the then current value. If the Beneficiary/spouse continues the contract, we do not pay a death benefit to him or her.

If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

----------------------------------------------------------------
----------------------------------------------------------------
                                    EXPENSES
----------------------------------------------------------------
----------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the charges under your contract.

INSURANCE CHARGES

The amount of this charge is 1.52% annually, of the value of your contract invested in the Variable Portfolios. We deduct the charge daily.

The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by First SunAmerica.

If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 10. If you take money out in excess of the free withdrawal amount, and upon a full surrender, you may incur a withdrawal charge.

We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for 7 complete years, no withdrawal charge applies. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:

-------------------------------------------------------------------
           YEAR               1    2    3    4    5    6    7    8
-------------------------------------------------------------------
     WITHDRAWAL CHARGE       7%   6%   5%   4%   3%   2%   1%   0%
-------------------------------------------------------------------

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. Additionally, we will not assess a withdrawal charge when you switch to the Income Phase.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 13.

INVESTMENT CHARGES

Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Variable Portfolios. THE FEE TABLES LOCATED AT PAGE 3 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the prospectuses for the Trusts, enclosed or attached.

CONTRACT MAINTENANCE FEE

During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We deduct the $30 contract maintenance fee from your account value on your contract anniversary. If you withdraw your entire contract value, we deduct the fee from that withdrawal.

If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE

We currently permit 15 free transfers between investment options each contract year. We charge you $25 for each additional transfer that contract year. SEE INVESTMENT OPTIONS ON PAGE 6.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.
REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

First SunAmerica may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

----------------------------------------------------------------
----------------------------------------------------------------
                                 INCOME OPTIONS
----------------------------------------------------------------
----------------------------------------------------------------

ANNUITY DATE

During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option.

Income payments must begin on or before your 90th birthday. If you do not choose an Annuity Date, your income payments will automatically begin on this date.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 13.

INCOME OPTIONS

Currently, this Contract offers five income options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop when the survivor dies.

     OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.

FIXED OR VARIABLE INCOME PAYMENTS

You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both fixed and variable investment options when income payments begin, your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable the amount is not guaranteed.

INCOME PAYMENTS

We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, we may decrease the frequency of payments, state law allowing.

If you are invested in the Variable Portfolios after the Annuity date, your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

----------------------------------------------------------------
----------------------------------------------------------------
                                      TAXES
----------------------------------------------------------------
----------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE

THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS -
NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For income payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS - QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IR; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from Qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. Failure to satisfy minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that each underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not First SunAmerica, would be considered the owner of the shares of the Variable Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

----------------------------------------------------------------
----------------------------------------------------------------
                                   PERFORMANCE
----------------------------------------------------------------
----------------------------------------------------------------

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other Variable Portfolios advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the Variable Portfolios. These performance numbers do not indicate future results.

When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement. Figures calculated in this manner do not represent actual historic performance of the particular Variable Portfolio.

Consult the SAI for more detailed information regarding the calculation of performance data. The performance of each Variable Portfolio may also be measured against unmanaged market indices. The indices we use include but are not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Russell 1000 Growth Index, the Morgan Stanley Capital International Europe, Australia and Far East Index ("EAFE") and the Morgan Stanley Capital International World Index. We may compare the Variable Portfolios' performance to that of other variable annuities with similar objectives and policies as reported by independent ranking agencies such as Morningstar, Inc., Lipper Analytical Services, Inc. or Variable Annuity Research & Data Service ("VARDS").

First SunAmerica may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.

----------------------------------------------------------------
----------------------------------------------------------------
                                OTHER INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

FIRST SUNAMERICA

First SunAmerica is a stock life insurance company originally organized under the laws of the state of New York on December 5, 1978.

First SunAmerica and its affiliates, SunAmerica Life Insurance Company, Anchor National Life Insurance Company, CalAmerica Life Insurance Company, SunAmerica National Life Insurance Company, SunAmerica Asset Management, Imperial Premium Finance, Inc., Resources Trust Company, and five broker-dealers, specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds, premium finance, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

First SunAmerica originally established a separate account, FS Variable Separate Account ("separate account"), under New York law on September 9, 1994. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

First SunAmerica owns the assets in the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by First SunAmerica. Income gains and losses (realized and unrealized) resulting from assets in the separate account are credited to or charged against the separate account without regard to other income gains or losses of First SunAmerica.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into First SunAmerica's general account. The general account consists of all of First SunAmerica's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any First SunAmerica contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of , a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-99NY-SUN, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

YEAR 2000

We rely significantly on computer systems and applications in our daily operations. Many of our systems are not presently year 2000 compliant, which means that because they have historically used only two digits to identify the year in a date, they will fail to distinguish dates in the "2000s" from dates in the "1900s." First SunAmerica's business, financial condition and results of operations could be materially and adversely affected by the failure of our systems and applications (and those operated by third parties interfacing with our systems and applications) to properly operate or manage these dates.

First SunAmerica has a coordinated plan to repair or replace these noncompliant systems and to obtain similar assurances from third parties interfacing with our systems and applications. In fiscal 1997, the Company's parent recorded on its books, a $15.0 million provision for estimated programming costs to repair noncompliant systems. Total expenditures relating to the repair of noncompliant systems will be capitalized by the Company's parent as software costs and will be paid for over future periods. Both phases of the project are progressing according to plan and we expect to substantially complete them by the end of calendar 1998. We will test both the repaired and replacement systems during calendar 1999.
In addition, we distributed a year 2000 questionnaire to our significant suppliers, distributors, financial institutions, lessors and others we do business with to evaluate their year 2000 compliance plans and state of readiness and to determine how our systems and applications may be affected by their failure to solve their own year 2000 issues. To date, however, we have only received preliminary feedback from such parties and have not independently confirmed any information received from other parties with respect to the year 2000 issues. Therefore, we cannot assure that such other parties will complete their year 2000 conversions in a timely fashion or will not suffer a year 2000 business disruption that may adversely affect our financial condition and results of operations.

Because we expect to complete our year 2000 conversion prior to any potential disruption to our business, we have not developed a comprehensive year 2000 contingency plan. First SunAmerica closely monitors the progression of its plan for compliance, and if necessary, would devote additional resources to assure the timely completion of our year 2000 plan. If we determine that our business is at material risk of disruption due to the year 2000 issue or anticipate that we will not complete our year 2000 conversion in a timely fashion, we will work to enhance our contingency plans.

The above statements are forward-looking. The costs of our year 2000 conversion, the date which we have set to complete such conversion and the possible risks associated with the year 2000 issue are based on our current estimates and are subject to various uncertainties that could cause the actual results to differ materially from our expectations. Such uncertainties include, among others, our success in identifying systems and applications that are not year 2000 compliant, the nature and amount of programming required to upgrade or replace each of the affected systems and applications, the availability of qualified personnel, consultants and other resources, and the success of the year 2000 conversion efforts of others.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the separate account. First SunAmerica and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

OWNERSHIP

The Polaris Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the separate account. First SunAmerica pays State Street Bank for services provided, based on a schedule of fees.

ADDITIONAL INFORMATION

First SunAmerica is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and its exhibits. For further information regarding the separate account, First SunAmerica and its general account, the Variable Portfolios and the contract, please refer to the registration statement and its exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by First SunAmerica.

SELECTED CONSOLIDATED FINANCIAL DATA

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

MANAGEMENT DISCUSSION AND ANALYSIS

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

PROPERTIES

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

DIRECTORS AND OFFICERS

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

EXECUTIVE COMPENSATION

(Information to be filed by Amendment)

SECURITY OWNERSHIP OF OWNERS AND MANAGEMENT

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

REGULATION

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

INDEPENDENT ACCOUNTANTS

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

----------------------------------------------------------------
----------------------------------------------------------------

                              TABLE OF CONTENTS OF
                      STATEMENT OF ADDITIONAL INFORMATION
----------------------------------------------------------------
----------------------------------------------------------------

Separate Account..............................      3
General Account...............................      4
Performance Data..............................      4
Income Payments...............................      9
Annuity Unit Values...........................     10
Taxes.........................................     13
Distribution of Contracts.....................     17
Financial Statements..........................     18

----------------------------------------------------------------
----------------------------------------------------------------

                              FINANCIAL STATEMENTS
----------------------------------------------------------------
----------------------------------------------------------------

(Information to be filed by Amendment after completion of First SunAmerica's
10-K)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX A - CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     INCEPTION TO    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR
                VARIABLE PORTFOLIOS                    11/30/95       11/30/96       11/30/97       11/30/98
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Capital Appreciation (Inception Date - 4/6/95)
  Beginning AUV....................................    $ 11.35         $ 14.19       $   17.63       $
  End AUV..........................................    $ 14.19         $ 17.63       $   21.26       $
  End #AUs.........................................     52,583         242,433         510,291
--------------------------------------------------------------------------------------------------------------
Growth (Inception Date - 4/6/95)
  Beginning AUV....................................    $ 11.02          $12.95       $   16.32       $
  End AUV..........................................    $ 12.95         $ 16.32       $   20.31       $
  End #AUs.........................................     15,156         104,264         196,539
--------------------------------------------------------------------------------------------------------------
Natural Resources (Inception Date - 5/30/95)
  Beginning AUV....................................    $ 10.17         $ 10.78       $   12.13       $
  End AUV..........................................    $ 10.78         $ 12.13       $   11.14       $
  End #AUs.........................................      5,306          62,002         112,509
--------------------------------------------------------------------------------------------------------------
Government and Quality Bond (Inception Date -
  5/3/95)
  Beginning AUV....................................    $ 10.55         $ 11.51       $   11.94       $
  End AUV..........................................    $ 11.51         $ 11.94       $   12.65       $
  End #AUs.........................................     37,576         127,538         190,449
--------------------------------------------------------------------------------------------------------------
Emerging Markets (Inception Date - 6/12/97)
  Beginning AUV....................................         --              --       $   10.00       $
  End AUV..........................................         --              --       $    7.97       $
  End #AUs.........................................         --              --          85,313
--------------------------------------------------------------------------------------------------------------
International Diversified Equities (Inception Date
  - 4/12/95)
  Beginning AUV....................................    $  9.45         $ 10.07       $   11.39       $
  End AUV..........................................    $ 10.07         $ 11.39       $   11.62       $
  End #AUs.........................................     58,058         355,952         753,010
--------------------------------------------------------------------------------------------------------------
Global Equities (Inception Date - 5/22/95)
  Beginning AUV....................................    $ 11.99         $ 13.01       $   15.15       $
  End AUV..........................................    $ 13.01         $ 15.15       $   16.90       $
  End #AUs.........................................     26,604         117,488         310,271
--------------------------------------------------------------------------------------------------------------
International Growth and Income (Inception Date -
  6/9/97)
  Beginning AUV....................................         --              --       $   10.00       $
  End AUV..........................................         --              --       $   10.33       $
  End #AUs.........................................         --              --          86,248
--------------------------------------------------------------------------------------------------------------
Aggressive Growth (Inception Date - 6/3/96)
  Beginning AUV....................................         --         $ 10.00       $   10.29       $
  End AUV..........................................         --         $ 10.29       $   11.51       $
  End #AUs.........................................         --         160,390         478,003
--------------------------------------------------------------------------------------------------------------
Real Estate (Inception Date - 6/2/97)
  Beginning AUV....................................         --              --       $   10.00       $
  End AUV..........................................         --              --       $   11.44       $
  End #AUs.........................................         --              --          56,379
--------------------------------------------------------------------------------------------------------------
Putnam Growth (Inception Date - 4/6/95)
  Beginning AUV....................................    $ 10.36         $ 12.60       $   14.88       $
  End AUV..........................................    $ 12.60         $ 14.88       $   18.47       $
  End #AUs.........................................     31,960         114,619         231,883
--------------------------------------------------------------------------------------------------------------
MFS Growth and Income* (Inception Date - 4/6/95)
  Beginning AUV....................................    $ 10.61         $ 12.81       $   14.94       $
  End AUV..........................................    $ 12.81         $ 14.94       $   17.63       $
  End #AUs.........................................     22,973          94,650         154,635
--------------------------------------------------------------------------------------------------------------
Alliance Growth (Inception Date - 4/6/95)
  Beginning AUV....................................    $ 11.52         $ 15.44       $   19.46       $
  End AUV..........................................    $ 15.44         $ 19.46       $   24.51       $
  End #AUs.........................................     52,943         322,225         679,444
--------------------------------------------------------------------------------------------------------------
"Dogs" of Wall Street (Inception Date - 4/1/98)
  Beginning AUV....................................
  End AUV..........................................
  End #AUs.........................................
--------------------------------------------------------------------------------------------------------------
* Formerly named Growth/Phoenix Investment Counsel.

                                                     INCEPTION TO    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR
                VARIABLE PORTFOLIOS                    11/30/95       11/30/96       11/30/97       11/30/98
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Venture Value (Inception Date - 4/6/95)
  Beginning AUV....................................    $ 10.84         $ 13.29       $   16.68       $
  End AUV..........................................    $ 13.29         $ 16.68       $   21.30       $
  End #AUs.........................................    113,664         605,579       1,424,342
--------------------------------------------------------------------------------------------------------------
Federated Value (Inception Date - 6/3/96)
  Beginning AUV....................................         --         $ 10.00       $   11.00       $
  End AUV..........................................         --         $ 11.00       $   13.62       $
  End #AUs.........................................         --          69,098         218,504
--------------------------------------------------------------------------------------------------------------
Growth-Income (Inception Date - 4/12/95)
  Beginning AUV....................................    $ 11.15         $ 13.32       $   16.70       $
  End AUV..........................................    $ 13.32         $ 16.70       $   21.41       $
  End #AUs.........................................     45,266         259,344         614,307
--------------------------------------------------------------------------------------------------------------
Utility (Inception Date - 6/3/96)
  Beginning AUV....................................         --         $ 10.00       $   10.67       $
  End AUV..........................................         --         $ 10.67       $   12.74       $
  End #AUs.........................................         --          20,721          59,907
--------------------------------------------------------------------------------------------------------------
Asset Allocation (Inception Date - 4/24/95)
  Beginning AUV....................................    $ 11.29         $ 12.64       $   14.97       $
  End AUV..........................................    $ 12.64         $ 14.97       $   17.98       $
  End #AUs.........................................     60,824         264,208         581,922
--------------------------------------------------------------------------------------------------------------
MFS Total Return** (Inception Date - 5/8/95)
  Beginning AUV....................................    $ 10.90         $ 12.33       $   13.82       $
  End AUV..........................................    $ 12.33         $ 13.82       $   15.45       $
  End #AUs.........................................     41,654         157,110         230,784
--------------------------------------------------------------------------------------------------------------
SunAmerica Balanced (Inception Date - 6/3/96)
  Beginning AUV....................................         --         $ 10.00       $   11.04       $
  End AUV..........................................         --         $ 11.04       $   13.22       $
  End #AUs.........................................         --          72,909         240,556
--------------------------------------------------------------------------------------------------------------
Worldwide High Income (Inception Date - 5/2/95)
  Beginning AUV....................................    $ 10.16         $ 11.36       $   14.20       $
  End AUV..........................................    $ 11.36         $ 14.20       $   15.98       $
  End #AUs.........................................     21,556         124,728         399,865
--------------------------------------------------------------------------------------------------------------
High-Yield Bond (Inception Date - 5/8/95)
  Beginning AUV....................................    $ 11.18         $ 11.48       $   12.99       $
  End AUV..........................................    $ 11.48         $ 12.99       $   14.66       $
  End #AUs.........................................     40,706         220,725         547,787
--------------------------------------------------------------------------------------------------------------
Corporate Bond (Inception Date - 4/12/95)
  Beginning AUV....................................    $ 10.21         $ 11.10       $   11.65       $
  End AUV..........................................    $ 11.10         $ 11.65       $   12.54       $
  End #AUs.........................................      5,375          48,161         120,997
--------------------------------------------------------------------------------------------------------------
Global Bond (Inception Date - 5/2/95)
  Beginning AUV....................................    $ 10.37         $ 11.20       $   12.25       $
  End AUV..........................................    $ 11.20         $ 12.25       $   13.08       $
  End #AUs.........................................     12,162          52,993         148,602
--------------------------------------------------------------------------------------------------------------
Cash Management (Inception Date - 4/27/95)
  Beginning AUV....................................    $ 10.44         $ 10.67       $   11.04       $
  End AUV..........................................    $ 10.67         $ 11.04       $   11.43       $
  End #AUs.........................................     59,731          52,729         231,674

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      ** Formerly named Balanced/Phoenix Investment Counsel
         AUV - Accumulation Unit Value
         AU - Accumulation Units

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  APPENDIX B - MARKET VALUE ADJUSTMENT ("MVA")
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or switched to the Income Phase by the following factor:

                          [(1+I/(1+J+0.005)](N/12) - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option; and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 7%;

     (2) You make a partial withdrawal of $4,000 when 1 1/2 years (18 months) remain in the 10-year term you initially agreed to leave your money in the fixed account option (N=18); and

     (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed account option is 5.5% and the 3-year fixed account option is 6.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 6%.

The MVA factor is = [(1+I/(1+J+0.005)](N/12) - 1
                  = [(1.07)/(1.06+0.005)](18/12) - 1
                  = (1.004695)(1.5) - 1
                  = 1.007051 - 1
                  = + 0.007051

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.007051) = +$28.20

$28.20 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed account option is 7.5% and the 3-year fixed account option is 8.5%. By linear interpolation, the interest rate for the remaining 2 years (1 1/2 years rounded up to the next full year) in the contract is calculated to be 8%.

The MVA factor is = [(1+I)/(1+J+0.005)](N/12) - 1
                  = [(1.07)/(1.08+0.005)](18/12) - 1
                  = (0.986175)(1.5) - 1
                  = 0.979335 - 1
                  = - 0.020665

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.020665) = -$82.66

$82.66 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Polaris Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

        ------------------------------------------------------------------------
        Name

        ------------------------------------------------------------------------
        Address

        ------------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------------   Signed:  ---------------------------------------

   Return to: First SunAmerica Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                     PART II
                                     -------

               Information Not Required in Prospectus


Item 13.       Other Expenses of Issuance and Distribution.
               -------------------------------------------

               Not Applicable


Item 14.       Indemnification of Directors and Officers.
               ------------------------------------------

               Not Applicable


Item 15.       Recent Sales of Unregistered Securities.
               ----------------------------------------

               Not Applicable


Item 16.       Exhibits and Financial Statement Schedules.
               -------------------------------------------

               Exhibit No.   Description

               (1)           Underwriting Agreement***

               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**

               (3)           (a)    Articles of Incorporation***
                             (b)    By-Laws***
               (4)           (a)    Flexible Premium Individual Modified
                                    Guaranteed and Variable Annuity Contract***
                             (b)    Individual Modified Guaranteed and
                                    Variable Annuity Application***

               (5)           Opinion of Counsel re: Legality***

               (6)           Opinion re Discount on Capital Shares**

               (7)           Opinion re Liquidation Preference**

               (8)           Opinion re Tax Matters**

               (9)           Voting Trust Agreement**

               (10)          Material Contracts**

               (11)          Statement re Computation of Per Share Earnings**

               (12)          Statement re Computation of Ratios**

               (14)          Material Foreign Patents**

               (15)          Letter re Unaudited Financial Information**

               (16)          Letter re Change in Certifying Accountant**

               (21)          Subsidiaries of Registrant***

               (23)          (a)    Consent of Independent Accountants***
                             (b)    Consent of Attorney***

               (24)          Powers of Attorney***

               (25)          Statement of Eligibility of Trustee**

               (26)          Invitation for Competitive Bids**

               (27)          Financial Data Schedule***

               (28) Information Reports Furnished to State Insurance Regulatory Authority**

               (29)          Other Exhibits**



                                    *       Herewith
                                    **      Not Applicable
                                    ***     Previously Filed

Item 17.       Undertakings.
               ------------

               The undersigned registrant, First SunAmerica Life Insurance Company, hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and the State of California, on this 25th day of November, 1998.


                             By: FIRST  SUNAMERICA LIFE INSURANCE COMPANY


                             By:     /s/ JAY S. WINTROB
                                ---------------------------------------
                                    Jay S. Wintrob
                                    Executive Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




        SIGNATURE            TITLE                                      DATE
        ---------            -----                                      ----
ELI BROAD*                   President, Chief Executive
---------------------        Officer, & Chairman of
Eli Broad                    Board (Principal Executive
                             Officer)


SCOTT L. ROBINSON*           Senior Vice President,
---------------------        Treasurer & Director
Scott L. Robinson            (Principal Financial Officer)


N. SCOTT GILLIS*             Senior Vice President & Controller
---------------------        (Principal Accounting Officer)
N. Scott Gillis


JAMES R. BELARDI*            Director
---------------------
James R. Belardi


DAVID W. FERGUSON*           Director
---------------------
David W. Ferguson


JANA W. GREER*               Director
---------------------
Jana W. Greer


THOMAS A. HARNETT*           Director
---------------------
Thomas A. Harnett


JAY S. WINTROB*              Director
---------------------
Jay S. Wintrob

/s/ SUSAN L. HARRIS          Director                          November 25, 1998
---------------------
Susan L. Harris

PETER MCMILLAN*              Director
---------------------
Peter McMillan


MARGERY K. NEALE*            Director
---------------------
Margery K. Neale


LESTER POLLACK*              Director
---------------------
Lester Pollack




RICHARD D. ROHR*             Director
---------------------
Richard D. Rohr


JAMES W. ROWAN*              Director
---------------------
James W. Rowan







*By: /s/ SUSAN L. HARRIS     Attorney-in-Fact
    ---------------------
      Susan L. Harris


Date: November 25, 1998

                                  EXHIBIT INDEX




Exhibit No.           Description
--------              ------------